Exhibit 10.23

Tonglian On-line Payment Network Service

Co., Ltd. Enterprise Edition Commercial

Online Account Payment System Service

Agreement

Party A has read all the terms of this agreement thoroughly, and Party B has had a detailed explanation of the contents at the request of Party A. When Party A signed this agreement, it had no questions or objections to the contents, and fully understood the meaning and legal consequences of the terms of this agreement, especially the marked terms.

Party A: Sancaijia Co., Ltd.

Address: Room 401, Sancai Building, No. 6, Fengcheng 2nd Road, Xi'an Economic and Technological Development Zone

Contact: Tang Lizhen

Tel: 18710835404

Party B: Tonglian On-line Payment Network Service Co., Ltd., Shanghai Branch

Address: 18th Floor, Yu'an Building, No. 738 Dongfang Road, Pudong New Area, Shanghai

Contact: Xia Zhenghai

Tel: 021-60893252

Article 1: Definition of terms

1.	Business system: refers to the system owned by Party A, which provides website, WeChat public accounts, WeChat applications, client APP, etc. used for commercial services or internal management of a company. (hereinafter referred to as "Party A's system").

2.	Enterprise edition of the on-line account system: refers to a set of account management systems and services developed by Party B, which have intellectual property rights, provided to Party A's business system.

3.	Account: Party A's customers (that is, members of Party A's system, hereinafter referred to as "Party A's customers") open an account for funds management in the enterprise edition of the on-line account system. (hereinafter referred to as the " account for funds management")

4.	Identity Verification: Identity verification of Party A's customers service provided by Party B for Party A's business system, including customers’ real-name authentication, identity authentication and payment authorization, to ensures the security and traceability of transactions. Identity verification include but are not limited to real-name authentication, bank card authentication, mobile phone verification, biometric identification, etc.

5.	Losses: Including direct losses, indirect losses, and travel expenses, attorney fees, litigation fees and other expenses incurred by the party who suffers a loss for the realization of claims.

Article 2 Service Content

1.	Party B provides detailed account management services to Party A, including the opening of accounts, recharging and bookkeeping, payments, cash withdrawals, user information management, user account inquiries and other services.

2.	Party B provides online transaction details inquiry services, user information management, funds settlement and refund information services to Party A.

3.	The services provided by Party B to Party A conform to the payment system security certification standards of the Information Security Certification Center of the People's Republic of China.

4.	Party B provides a multi-functional on-line account system for Party A, including network transmission encryption channels, software interface specifications for payment information transmission, configuration of secure transmission protocols, and background management authority settings.

5.	Party B provides Party A with payment information exchange, fund settlement and refund services related with payment and refund transactions for domestic commercial banks account and Party B's Tonglian Enterprise edition of the on-line account system account.

Article 3 Party A's rights and obligations

1.	Party A shall truthfully provide Party B with basic information, business description, business status and relevant legal certificates. The business description provided to Party B must be true, complete and legal with official seal, including registered address, actual business location, bank account, contact information, business registration form, copy of business license, copy of the front and back of the legal representative's ID card, shareholders and its equity ratio, proof of payment of registered capital, etc. After the signing of this agreement, if there are any changes in the above situation or information of Party A, Party A shall notify Party B by email or in writing within ten working days before the change occurs. If Party B is unable to provide normal services to Party A due to Party A's failure to notify Party B in time, Party A shall be liable for it; if it causes losses to Party B, Party A shall compensate Party B for the losses.

2.	Party A shall not use this service to engage in any illegal payments and settlement business (including but not limited to secondary liquidation, money laundering, terrorist financing, etc.), and Party A shall provide corresponding systems, personnel and management systems. Party A shall verify the identification information and business qualifications of Party A's customers, and collect and save Party A's customers business licenses, legal representative identification certificates, etc. If Party A’s customer engage in state-franchised or controlled business activities, or need to obtain state administrative licenses, they should also provide relevant qualification certificates. Party A shall guarantee the accuracy, authenticity and completeness of the above information submitted to Party B. At the same time, Party A shall also collect, save and transmit to Party B the customer's transaction information, including but not limited to: cardholder name, mobile phone number, product name, product number, product unit price, total requested price, delivery of ordered products. Party A shall also properly retain the customer's transaction data and vouchers, including but not limited to orders and relevant documents signed by the customer when accepting the goods, for at least five years from the date of the transaction. Within five years from the validation period of the agreement and the date of termination of the agreement, Party A shall, after receiving notice from Party B, send the relevant documents to Party B within two working days by letter or fax. For any risky transaction proposed by Party B, Party A shall effectively identify and trace its customer’ transactions as required by Party B, and implement measures to suspend the business when necessary, and at the same time bear all the losses caused by the poor management and customer development. Party A shall prevent Party A's customers from using Party B's system to engage in illegal activities such as credit card cash out, money laundering, and false transactions, and shall bear all losses caused by Party A's poor management and customer development

3.	Party A shall accurately and timely transmit the transaction request sent by Party A's customers through Party A's system to Party B's enterprise edition of the on-line account system, and send the response from the enterprise edition of the on-line account system promptly, safely and confidentially to to the customers of Party A. Party A guarantees that any instructions initiated to Party B is fully authorized by its customers. Party A is responsible for the security, confidentiality, authenticity and timeliness of the information transmission process to Party B's enterprise edition of the on-line account system. Party B only operates according to the requests sent by Party A's system. If Party A sends the wrong request or unauthorized by Party A’s customers, Party A shall be responsible for resolving any complaints from its customers or related legal liabilities (including but not limited to cardholders and Party A’s customers denying transactions, customer funds being stolen, etc.). Party B is not liable for that.

4.	The information and business that Party A publishes on the internet must strictly abide by the laws and regulations of the country and the regulations of the relevant government departments. Party A shall have all the qualifications required to engage in the business, and will have gone through the corresponding administrative licensing procedures in accordance with the law and procedures. All disputes arising from Party A's product qualifications and trading behavior shall be borne by Party A and has nothing to do with Party B.

5.	Party A shall not use any technical means or any illegal means to intercept Party A's customer's account information, transaction passwords or other information. Party A shall not conduct any transactions on behalf of Party A's customers. Party A shall consciously safeguard the legitimate rights and interests of its consumers and protect the consumer’s privacy. If Party A violates this agreement, Party B has the right to unilaterally terminate this cooperation. If Party A violates this agreement and causes losses to Party B or a third party, Party A shall compensate all losses.

6.	Party A shall deal with various disputes in Party A's business in a timely manner, such as: disputes about consumer rights, consumer complaints, denial of transactions from its customers, failure to fulfil the contracts, platform closures, etc. All complaints, risks, disputes, losses or legal liabilities arising from the services provided by Party A shall be borne by Party A and have nothing to do with Party B.

7.	The business number and business password provided by Party B to Party A are the only valid certificates for Party A to enter the enterprise portal provided by Party B. Party A shall properly keep its business number and password secure. Party A shall not, under any circumstances, provide the business password to anyone, including the staff who claim to be Party B, in any way. Party A shall be responsible for the losses caused by the improper storage and use of Party A's business number and password. For the loss or theft of the business 's password, Party A shall immediately inform Party B and go through the procedures for resetting the password in accordance with Party B's regulations. Party B shall not be liable for any losses caused by Party A or its customers' improper storage and use of account numbers and transaction passwords.

8.	During the valid period of service, if there is a technical obstacle that affects the real-time transactions, Party A shall actively cooperate with Party B and relevant third parties (such as cooperative banks, telecommunications institutions, etc.) to find out the reasons and properly handle it.

9.	Party A can only use the enterprise edition of the on-line account system provided by Party B in Party A's system stipulated in this agreement. Party A shall not directly or indirectly extend the services provided by Party B to any third party, and shall not provide the system interface, fund collection, payment service, security agreement and certificate provided by Party B to any third party to use. Party B has the right to ask Party A to stop this behavior, or terminate this agreement, and has the right to recover any losses caused by Party A's wrongful behavior.

10.	Party A shall consciously abide by the national laws, regulations and policies regarding the development and management of the internet; Party A shall not use websites which have cooperated with Party B to engage in any illegal business activities, including pornography, gambling, illegal cash out, money laundering, terrorist financing, etc., and shall not sell any goods and services that do not comply with national laws and regulations. If Party B discovers that Party A has violated the aforesaid agreement, Party B has the right to close Party A's online payment channel and freeze the funds in Party A’s account without Party A's consent, and Party A shall bear any economic loss and legal liabilities caused by the prohibited behavior.

11.	If there are any suspicious transactions (including but not limited to cash out, money laundering, theft of client funds, etc.), Party A is obliged to assist Party B in investigating these suspicious transactions, and for providing relevant detailed information and transaction documents of suspicious transactions as required by Party B. If Party A fails to provide the relevant materials as required within the specified time limit to prove the legitimacy of the transaction, Party B has the right to freeze the funds in Party A’s account.

12.	In the event of disputes arising from the rejection of a transaction by a customer who use bank card for payment (hereinafter referred to as the "cardholder") after a transaction is completed, or any other incidents incurs for which the responsible person cannot be identified, Party B has the right to freeze the rejected amount in Party A’s account and notify Party A. Part A shall coordinate and resolve the issue (the longest freezing period shall not exceed 180 days); When Party A and the cardholder cannot reach an agreement within one working day or Party A cannot coordinate to resolve the issue, Party B can deduct the rejected transaction amount from Party A’s account and refund it to the customer. If the bank card organization requires Party B to pay in advance or any other circumstances in which Party B need to make an advance payment for Party A, Party B has the right to charge Party A liquidated damages at 1% of the advance amount per day. If Party A fails to pay Party B's advance payment more than ten days overdue, Party B has the right to terminate this agreement and pursue Party A's for breach of contract and damages. If Party B does not receive a clear processing request from a competent authority or the People's Bank of China and other regulatory agencies within the freezing period, Party B shall return the frozen funds to Party A's account without interest after the freezing period expires.

13.	Without the written permission of Party B, Party A shall not use any Chinese and English logos, names, trademarks and related intellectual property rights owned by Party B, otherwise all economic and legal liabilities arising therefrom shall be borne by Party A.

14.	Without the written consent of Party B, Party A shall not stop using the enterprise edition of the on-line account system without authorization. Party B agrees that if all the following conditions are met at the same time, Party A can stop using the enterprise edition of the on-line account system in advance, and Party B shall not be liable for any disputes arising from Party A's closing of the account for funds management.

(1) Party A makes an announcement on its website (including applet, APP, etc.) one month in advance;

(2) There is no frozen funds in Party A’s accounts;

(3) There is no investigation into Party A's transactions and there is no unresolved transaction disputes;

(4) Settled the balance of the customers’ account for fund management;

(5) The system access fee, system service usage fee, identity authentication and channel transaction fee should be paid before stopping using. Unused fees paid after discontinuation will not be refunded.

(6) There are no other reasons that affect the settlement of the customers’ funds or any issues that could cause loss to Party B.

15.	Party A shall notify Party B three working days in advance if the customers are unable to access, log in, and operate funds normally due to, but not limited to, system upgrades and maintenance of Party A's system during normal business operation.

Article 4 Party B's rights and obligations

1.	Party B shall verify the identity of Party A's customers based on the identity information provided by Party A. Party A shall guarantee the authenticity, accuracy and completeness of the provided customer identity. If Party B suffers any loss due to the inaccuracy of the above information, Party A shall bear all the consequences.

2.	Party B is responsible for accepting and resolving inquiries and complaints related to the operation of the enterprise edition of the on-line account system, and Party A is responsible for assisting and cooperating. Party B shall not be liable for any commercial disputes that may occur between Party A and its customers.

3.	Party B has the right to change and upgrade the functions and services of the enterprise edition of the on-line account system. If Party B needs to suspend the service, it shall notify Party A in advance and advise the completion date.

4.	If Party B provides payment services for Party A at the same time, unless otherwise agreed in writing by both parties, Party B shall open corresponding payment channels with all the supporting banks of Party A. During the development of Party B's business, if there are new supporting banks, Party A shall be notified and the equal service support function shall be opened for Party A in a timely manner. The bank payment methods that have been used, non-force majeure factors, or requirements of banks or regulatory authorities or judicial authorities, should not stop services. If it is necessary to stop the use of the bank payment type due to force majeure or at the request of the bank, or a regulatory authority or the judicial authority, Party A must also be notified within a reasonable time, so that Party A can promptly handle the aftermath.

5.	If the bank or regulatory agency makes adjustments to the relevant fees, Party B has the right to adjust the transaction fees of the enterprise edition of the on-line account system accordingly, which will be effective upon written notice.

6.	Party B is responsible for answering the questions encountered by Party A and its customers in the process of using Party B's enterprise edition of the on-line account system, including but not limited to transaction inquiry’s, data reconciliation, fund settlement and other related issues.

7.	Based on its assessment of the industry or risk prevention requirements, Party B has the right to conduct inquiries on Party A's transaction information and other relevant materials on a regular or irregular basis. After Party A receives an inquiry from Party B, Party A shall provide the relevant materials (including but not limited to the customer's transaction contract, debit authorization materials, identity certification documents, bank account certification documents and transaction vouchers, etc.) within the specified time limit. Otherwise Party B has the right to suspend the enterprise edition of the on-line account system, and freeze the balance of Party A's account.

8.	If Party A has any of the following circumstances, Party B has the right to immediately suspend or terminate the enterprise edition of the on-line account system services without any liability for breach of contract, and has the right to recover the losses caused by these circumstances:

1)	The identity certificate, enterprise registration information, administrative license, business scope, etc. are inconsistent with other information or false;

2)	Their business and financial conditions deteriorate and cannot operate normally, or are included in the "List of Seriously Illegal and Untrustworthy Enterprises" by the National Enterprise Credit Information Publicity System;

3)	Entering bankruptcy proceedings, dissolution, or revocation of business license;

4)	Denying successful transactions which are completed through the enterprise edition of the on-line account system without justifiable reasons;

5)	Unreasonably refusing or deliberately delaying Party B's transaction inquiries, order adjustment inquiries or supervision requests;

6)	There are too many transaction disputes in Party A transactions;

7)	Based on risk control review, Party B determines that Party A's transactions have to great a risk;

8)	Party A fails to provide real and effective contact information, so that Party B, customers or bank staff cannot get in touch with Party A and get feedback in time;

9)	Written notices issued by judicial authorities, financial regulators, card issuers, China UnionPay, and Netlinks requesting to suspend or terminate the payments and settlement to Party A;

10)	Deliberately slandering or damaging the reputation of Party B;

11)	Violating Article 15 of the Measures for the Administration of Internet Information Services;

12)	Other circumstances under which Party B considers it necessary to immediately suspend or terminate the payment and settlement services.

9.	Party A agrees: During the period of cooperation between the two parties, if Party A fails to pay Party B any amount (including but not limited to transaction fees, liquidated damages, compensation, etc.) in the time agreed by both parties, Party B has the right to notify Party A that it will deduct the corresponding amount of the funds to be settled by Party A from Party A’s account. Party A should insure there are sufficient funds available. If Party A fails to make the funds available in time, resulting in the inability to settle a transaction in full, Party B shall not be liable.

10.	Party B has the right to limit the transactions amount and frequency of Party A's system according to the risk control requirements.

11.	Party B has the ownership rights of any income (including but not limited to fruits) generated from all prepaid and pending payments (including stopped or restricted payments) received during the service under this agreement. Party A does not have these rights.

12.	Party B shall complete the payment operations in accordance with the user-authorized and accurate instructions issued by Party A, and shall be responsible for the security, confidentiality and timeliness of the information processing in its account system. Party B has the right to verify whether the instructions issued by Party A have been authorized by Party A's customers through real-name verification, password verification, SMS verification, bank card authentication, order matching, etc. Party B has the right not to operate on the instructions that are not authorized by Party A’s customer or not in accordance with the actual authorization of Party A’s customer.

Article 5 Opening Process

1.	After Party A signs the agreement and pays the system access fee, system service usage fee, etc., it is deemed that Party A started to officially use the enterprise edition of the on-line account system.

2.	After completing the payment channel application and obtaining the relevant access parameters, Party A can activate the corresponding payment authority in the enterprise edition of the on-line account system.

Article 6 Fees

1.	Both parties agree that Party A shall pay Party B the system access fee, system usage fee, payment handling fee, data processing fee, information verification handling fee, etc. for the enterprise edition of the on-line account system provided by Party B. Please refer to the attachment - "enterprise edition of the on-line account system Activation Form" for details of charges and account charges.

2.	Party B shall issue a special VAT invoice to Party A after collecting various fees. If Party A fails to pay the above fees in time, Party B has the right to temporarily deduct the corresponding amount from Party A's transaction account.

3.	For the system access fee and system usage fee, please refer to Annex 1 " Enterprise edition of the on-line account system Activation Form". Within three working days, Party A shall deposit the relevant fees into the bank account designated by Party B.

4.	For the data processing fee and information verification fee, please refer to Annex 1 " Enterprise edition of the on-line account system Activation Form". Party A have the following options: (1) The fee is deposited to the special account for handling fees established by Party A in the enterprise edition of the on-line account system, and will be deducted from that account. (2) Both parties shall confirm the data processing fee and information verification fee generated once a month, and both parties shall confirm the fees. Within seven working days, Party A will deposit the fees into the bank account designated by Party B.

5.	The payment service fee shall be agreed upon by both parties by signing a payment service agreement separately. If Party A uses its own channels to withdraw funds, a handling fee will be charged.

6.	If Party A pays the data processing fee and information verification fee through the special handling fee account established in the enterprise edition of the on-line account system, it must ensure that Party A has the service fee account established in the enterprise edition of the on-line account system. Sufficient funds are used to pay the fees that Party A must pay to Party B in Annex 1 " enterprise edition of the on-line account system Activation Form". If the balance is insufficient, Party A shall make up for it in a timely manner. If Party B fails to execute Party A's transaction orders due to insufficient balances, Party B shall not bear any responsibility.

Article 7 Settlement Method

1.	Bank account for fund management method: If Party A chooses this method, Party A must open a special account for fund management in a bank in accordance with national laws and regulations. Party B sends payments and settlement instructions to the bank according to Party A's instructions or manage the bank account for management funds in accordance with the methods confirmed and approved by Party A and the cooperative bank. Party A and Party B shall not arbitrarily misappropriate the funds in the bank account. If Party A changes the bank account, it shall promptly provide Party B with a notice of change with the company seal which is the same as the seal used for his Agreement. Party A shall bear any additional cost or loss caused by the change of Party A's bank account without timely notification to Party B. Any loss caused by Party A's change of bank account or change of designated payee unit shall be borne by Party A.

2.	Tonglian fund management method: If Party A chooses this method, then Party A must set up a fund account in Party B’s system. Party B shall operate the funds according to the instructions of Party A, and Party A and Party B shall not arbitrarily misappropriate the funds in the account.

3.	Party A's self-management method: If Party A chooses this method, then Party B will only carry out the operation of increasing or decreasing the balance of the accounts according to the instructions of Party A, and the actual funds will be handled by a third party and Party A according to the agreement. Party B only provides booking services. Party B does not participate in the settlement of actual funds, and does not assume any responsibility for actual funds.

4.	After receiving the settlement funds (if any), Party B shall transfer them to Party A (it will be postponed in case of statutory holidays) to the special account for fund management opened by Party A in the bank. If Party A's settlement amount in is less than the agreed minimum settlement amount, Party B will transfer the settlement to Party A in the next settlement cycle.

5.	Party B calculates the data processing fee based on the amount of each order, and both parties agree that there is likely a slight error in the data processing fee due to rounding up to two decimal places.

6.	If a user of Party A or a third party raises an objection to Party B about a specific transaction that occurs on Party A's system, Party B shall notify Party A, and shall have the right to delay the settlement according to its own judgment until it is resolved. If the payment has been settled before the customer of Party A or a third party raises the objection, Party B has the right to freeze the corresponding payment from the payment to be settled by Party A.

7.	If the settlement is postponed due to customer disputes, Party B can only settle the settlement after the dispute is settled and there are no further dispute in the next 30 days.

Article 8 Confidentiality clause

1.	Unless the law compulsorily requires disclosure, one party shall keep the contents of this agreement and all non-public information provided by the other party under this agreement confidential, including but not limited to the information provided by one party to the other party, all information related to technical secrets and trade secrets related to the system, whether or not such information is designated as confidential. If one party breaches the confidentiality obligation, it shall compensate the other party for the corresponding losses suffered.

2.	Parties may allow third parties to use such information and materials on a confidential basis for the purposes of business operation, management, statistics, analysis and risk control.

3.	Party B is obliged to cooperate with the national judicial authorities and other competent authorities in their investigations and evidence collection, and to provide contract and related transaction data at the request of the judicial authorities or other competent authorities, and Party B shall not be liable for any leakage.

4.	The above confidentiality clauses will still be binding on both parties after the agreement expires, is rescinded or terminated for any other reasons.

Article 9 Risk Clause

1.	Party B provides Party A with the account for fund management and payment, clearing and settlement channel services for the enterprise edition of the on-line account system, and does not intervene in Party A's business and commercial behavior, and is not responsible for any loss caused by the product or service provider or Party A. Party A does not provide guarantees for the transactions processed on Party A's system, and shall not bear legal responsibility for any investment made on the internet platform business. Party A shall ensure that Party B does not suffer reputation loss, debts, claims, etc. due to Party A's business behavior, otherwise, Party A shall restore Party B's reputation and compensate Party B for all losses suffered thereby.

2.	Party A shall be responsible for settlement and compensation if Party B suffers recourse, lawsuit or loss due to disputes between Party A and its customers.

3.	In view of the fact that the current network technology and domestic and international e-commerce, fund management, and account management regulations are not yet mature, and the Internet platform business legislation and credit system are not perfect, Party A, as a merchant, has certain risks in the relevant business, including but not limited to bad debts caused by criminal infringement, business closures caused by business violations or illegal fundraising in the industry. If it happens, Party B may unilaterally and unconditionally terminate this agreement by send Party A a written notice The agreement shall take effect from the date that Party B sends out its written notice. Party A shall bear all the losses and related responsibilities arising from the above risks.

Article 10 Force Majeure and Exemption Clause

1.	Force majeure refers to an event that cannot be foreseen by the two parties at the time of entering into the agreement, whose occurrence and consequences cannot be avoided and cannot be overcome. If a party fails to fulfill this agreement in whole or in part due to force majeure, it does not constitute a breach of contract, the affected terms of this agreement may be suspended during the period of non-performance and within the affected scope.

2.	If the performance of this agreement is impossible, unnecessary or meaningless due to force majeure or other unexpected events, both parties may negotiate to terminate this agreement.

3.	In view of the special nature of e-commerce, Party B is not responsible for hacker attacks, network viruses, bank dropped orders, technical adjustments and line failures in the telecommunications sector, the impact of bank policy adjustments, temporary shutdowns due to government control, electricity system errors or restriction on power supply, or any issues that affect the normal operation of the network.

Article 11 Liability for breach of contract

1.	Unless otherwise stipulated in this agreement, if Party B breaches the contract, Party A shall have the right to request Party B to compensate Party A for its losses.

2.	If Party A breaches the contract, Party B has the right to stop providing payment and settlement services and the enterprise edition of the on-line account system, and request Party A to compensate it for losses.

3.	In the event of a breach of contract due to force majeure, both parties shall not be liable for the losses of each other, but cannot be exempt from liability for the other party's loss caused by the failure to perform the obligation of notification.

4.	The failure of either party to exercise its rights or take any action against the other party's breach of contract shall not be regarded as a waiver of rights or a waiver of responsibility or obligation for breach of contract. All waivers shall be made in writing

Article 12 Application of Law and Dispute Resolution

1.	The conclusion, interpretation, performance and validity of this agreement and its annexes shall be governed by the laws of the People's Republic of China.

2.	If any provision of this Agreement are determined to be invalid or unenforceable under current law, all other provisions of this Agreement shall continue to be enforced. In this case, both parties will revise the invalid clause, and the revised clause shall be as close as possible to the original agreement and the corresponding terms and purpose of this agreement.

3.	Subsequent legislation shall not have retroactive effect on this Agreement unless it is expressly provided for by itself.

4.	Disputes over this agreement and all agreements signed for the purpose of this agreement shall be resolved by both parties through negotiation. If the negotiation fails, either party may file a lawsuit with the people's court where Party B is located.

Article 13 Term of Agreement

1.	The term of the agreement is years, from y/y to y/y.

2.	Within 30 days before the expiration of this agreement, if both parties have no written objection, this agreement will be automatically extended for one year, and the extension period will be counted from the day after the expiration date agreed in this agreement, and so on.

Article 14 Others

1.	This agreement is the basic document for cooperation between the two parties. Any modification or supplement to this agreement must be confirmed by both parties in the form of a written supplementary agreement.

2.	Both parties have fully known and understood the meaning of all terms under this agreement, and fully recognized and agreed with the rights, obligations and responsibilities they should bear under this agreement.

3.	The original of this agreement is in four original copies, which will take effect after being stamped and signed by both parties. Party A and Party B each hold two copies, which have the same legal effect.

4.	Attachment 1 " enterprise edition of the on-line account system activation form" is an integral part of this agreement.

5.	If there is any conflict between the content of this agreement and the payment settlement service agreement signed by both parties, the payment settlement service agreement shall prevail.

(No text below)

Party A: /seal/ Sancaijia Co., Ltd. /seal/

Date: October 28, 2019

Party B: /seal/ Tonglian On-line Payment Network Service Co., Ltd., Shanghai Branch

Date: December 3, 2019